Direct and Indirect Subsidiaries of Commonwealth Industries, Inc.

             Name                              Jurisdiction of Incorporation
             ----                              -----------------------------

 Commonwealth Financing Corp. (1)                                      Delaware

 CA Lewisport, Inc. (1)                                                Delaware

 Commonwealth Aluminum Sales Corporation (2)                           Delaware

 Commonwealth Aluminum Lewisport, LLC (8)                              Delaware

 Commonwealth Aluminum Metals, LLC (6)                                 Delaware

 Commonal Corporation (7)                                              Barbados

 CI Holdings, Inc. (1)                                                 Delaware

 Alflex Corporation (3)                                                Delaware

 Alflex E1 LLC (5)                                                     Delaware

 Commonwealth Aluminum Concast, Inc. (3)                                 Ohio

 Commonwealth Aluminum Tube Enterprises, LLC (4)                       Delaware

 Commonwealth Aluminum Corporation (9)                                 Delaware
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         (1)  Subsidiary of Commonwealth Industries, Inc.

         (2)  Subsidiary of CA Lewisport, Inc.

         (3)  Subsidiary of CI Holdings, Inc.

         (4) Limited Liability Company 100% owned by Commonwealth Aluminum Concast, Inc.

         (5)  Limited Liability Company 100% owned by Alflex Corporation.

         (6) Limited Liability Company 100% owned by Commonwealth Aluminum Lewisport, LLC.

         (7)  Subsidiary of Commonwealth Aluminum Metals, LLC.

         (8) Limited Liability Company 73% owned by CA Lewisport, Inc. and 27% owned by Commonwealth Aluminum Corporation.

         (9)  Subsidiary of Commonwealth Aluminum Concast, Inc.